Exhibit 99.1

Atlantic Power Corporation Announces the Completed Sale of its Interests in the Path 15 Transmission Line and the Syndication of its Tax Equity Investment in Canadian Hills

BOSTON, MASSACHUSETTS — May 2, 2013 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) today announced the closing on April 30, 2013 of its previously announced sale of the Company’s interests in the Path 15 transmission line (the “Sale”), including Atlantic Path 15 Transmission, LLC, Atlantic Holdings Path 15, LLC and Atlantic Path 15, LLC (collectively, “Path 15”). Atlantic Power received net cash proceeds from the Sale, including working capital adjustments, of approximately $56 million.  All debt issued by Path 15, totaling $137.2 million as of March 31, 2013, transferred with the Sale.

The Company also announced today the syndication of its $44 million tax equity investment in the Canadian Hills wind project (“Canadian Hills”) with Bank of America Merrill Lynch.  In December 2012, Canadian Hills received tax equity investments totaling $225 million from a consortium of four institutional tax equity investors.  At that time, Atlantic Power also made a $44 million tax equity investment in Canadian Hills.  Net cash proceeds received by the Company for its interest were approximately $42 million, which accounts for the receipt by the Company of cash distributions and tax benefits in 2013 and transaction costs.  The syndication of the Company’s interest completes the sale of 100% of Canadian Hills’ $269 million of tax equity interests.

The Company intends to use the net proceeds from these transactions for general corporate purposes, including investment in future accretive growth opportunities.

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  Atlantic Power’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Its power generation projects in operation have an aggregate gross electric generation capacity of approximately 3,019 MW in which its aggregate ownership interest is approximately 2,098 MW. Its current portfolio consists of interests in twenty-nine operational power generation projects across eleven states in the United States and two provinces in Canada.  Atlantic Power recently acquired Ridgeline Energy, Inc., a wind and solar development company located in Seattle, Washington, which enhances its ability to develop, acquire and operate wind and solar energy projects in the United States and Canada.  Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer in North Carolina.

Atlantic Power has a market capitalization of approximately $600 million and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Amanda Wagemaker, Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents get filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

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Cautionary Note Regarding Forward-looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information as defined under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding future growth, results of operations, performance and business prospects and opportunities of the Company and its projects and other matters.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. Examples of such statements in this press release include, but are not limited, to statements with respect to the expectation that the Company will use net proceeds from the Sale and the syndication of its tax equity investment for general corporate purposes, including investment in future accretive growth opportunities,

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not, or the times at or by which, such performance or results will be achieved.  A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors discussed under “Risk Factors” in the Company’s periodic reports as filed with the U.S. Securities and Exchange Commission and applicable securities regulatory authorities in Canada from time to time.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.